                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_


                                _______________

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)


A National Banking Association                              31-0838515
                                                            (I.R.S. employer
                                                        identification number)

100 East Broad Street, Columbus, Ohio                               43271-0181
(Address of principal executive offices)                            (Zip Code)

                 Bank One Trust Company, National Association
                       1 Bank One Plaza, Suite IL1-0126
                         Chicago, Illinois 60670-0126
            Attn: Sandra L. Caruba, Vice President, (312) 336-9436
           (Name, address and telephone number of agent for service)


                              _________________
                              APPLIED POWER INC.
              (Exact name of obligor as specified in its charter)


     Wisconsin                                         39-0168610
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification number)


     N22 W2368610 Ridgeview Parkway West
     Waukesha, Wisconsin                                 53188-1013
     Mailing Address: P.O. Box 325, Milwaukee, Wisconsin 53201
(Address of principal executive offices)                 (Zip Code)

                                Debt Securities
                        (Title of Indenture Securities)

Item 1.   General Information. Furnish the following
          --------------------
               information as to the trustee:

               (a)  Name and address of each examining or
               supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C.;
               Federal Deposit Insurance Corporation,
               Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

               (b)  Whether it is authorized to exercise
               corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor. If the obligor
          ------------------------------
               is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.

Item 16.       List of exhibits.   List below all exhibits filed as a
               -----------------
               part of this Statement of Eligibility.

               1. A copy of the articles of association of the trustee now in effect.*

               2. A copy of the certificate of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise corporate trust powers.*

               4.   A copy of the existing by-laws of the trustee.*

               5.   Not applicable.

               6.   The consent of the trustee required by
                    Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of August, 2000.

             Bank One Trust Company, National Association,
             Trustee

             By /s/ Sandra L. Caruba
                --------------------
                Sandra L. Caruba
                Vice President



*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                  August 15, 2000


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

In connection with the qualification of an indenture between Applied Power Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   Bank one Trust Company, National Association


                                        By: /s/ Sandra L. Caruba
                                           ---------------------------
                                                Sandra L. Caruba
                                                Vice President

                                   EXHIBIT 7

Legal Title of Bank:     Bank One Trust Company, N.A.       Call Date: 03/31/00      State#: 391581      FFIEC 032
Address                  100 Broad Street                   Vendor ID: D             Cert#: 21377        Page RC-1
City, State, Zip         Columbus, OH 43271                 Transit#: 04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                     Dollar Amounts in thousands   C300
                                                                                                                 --------
     RCON BIL MIL THOU
     -----------------
ASSETS
 1        Cash and balances due from depository institutions (from Schedule
     RC-A)                                                                           RCON
                                                                                     ----
     a  Noninterest-bearing balances and currency and coin(1)                        0081            48,450        1.a
     b  Interest-bearing balances(2)                                                 0071            17,750        1.b
2         Securities
     a  Held-to-maturity securities (from Schedule RC-B, column A)                   1754                 0        2.a
     b  Available-for-sale securities (from Schedule RC-B, Column D)........         1773             5,714        2.b
3         Federal funds sold and securities purchased under agreements to
     resell                                                                          1350           396,644        3.
4         Loans and lease financing receivables:
     a  Loans and leases, net of unearned income (from Schedule                      RCON
                                                                                     ----
     RC-C)                                                                           2122            87,817        4.a
     b  LESS: Allowance for loan and lease losses                                    3123                10        4.b
     c  LESS: Allocated transfer risk reserve                                        3128                 0        4.c
     ?  Loan and leases, net of unearned income, allowance, and                      RCON
                                                                                     ----
        reserve (item 4.a minus 4.b and 4.c)                                         2125            87,807        4.d
?         Trading assets (from Schedule RD-D)                                        3545                 0        5.
?         Premises and fixed assets (including capitalized leases)                   2145            25,200        6.
?         Other real estate owned (from Schedule RC-M)                               2150                 0        7.
?         Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                                  2130                 0        8.
?         Customers' liability to this bank on acceptances outstanding               2155                 0        9.
?         Intangible assets (from Schedule RC-M)                                     2143            26,345        10.
?         Other assets (from Schedule RC-F)                                          2160           176,297        11.
?         Total assets (sum of items 1 through 11)                                   2170           784,207        12.

________________

? Includes cash items in process of collection and unposted debits. ? Includes time certificates of deposit not held for trading.

?????????
________________________________________________________________________________
Memorandum
To be reported only with the March Report of Condition.
? Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996 __________. RCFD 6724 ______ Number

               -----------------------
                N/A                    M.1.
               -----------------------

? ?  Independent audit of the bank conducted in accordance            4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank            authority)
? ?  Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which            6 = Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                 external auditors
     (but not on the bank separately)                                 7 = Other audit procedures (excluding tax preparation work)
? ?  Directors' examination of the bank conducted in                  8 = No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm may be required by
     state ????? authority)

____________
??? Includes total demand deposits and noninterest-bearing time and savings deposits.